Exhibit 99.2
Nasdaq: MRNS @MarinusPharma Photo Credit: Kelly Crews Photography Ryan (center) Living with CDKL5 deficiency disorder Corporate Presentation November 2024

©2024 Marinus Pharmaceuticals. All Rights Reserved I To the extent that statements contained in this presentation are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this presentation include, among others, statements regarding our expectations regarding the review and exploration of strategic alternatives and their potential impact on stockholder value; our expectations regarding the future of the company’s operations; our net product revenue and other financial guidance and projections; statements regarding our expected clinical development plans, enrollment in our clinical trials, and regulatory communications, and the timing thereof; our expected cash runway; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding our cost reduction plans; the potential safety and efficacy of ganaxolone; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event. Forward-looking statements in this presentation involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risk that exploration of strategic alternatives may not result in any definitive transaction or enhance stockholder value and may create a distraction or uncertainty that may adversely affect our operating results, business, or investor perceptions; uncertainties regarding future costs and expenses; Marinus’ ability to continue as a going concern; Marinus’ ability to maintain compliance with its debt covenants and risks and uncertainties regarding the ability to do; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; the pricing and reimbursement process can be time consuming and may delay commercialization of ZTALMY in one or more European countries; our dependence on Orion to commercialize ZTALMY in Europe pursuant to the exclusive collaboration agreement; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the size and growth potential of the markets for the company’s products, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product; the company’s ability to obtain additional funding to support its programs; and the company’s ability to protect its intellectual property. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see filings we have made with the Securities and Exchange Commission. You may access these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Safe Harbor Statement 2

Ganaxolone Engages Both Synaptic and Extra-synaptic $GABA_A$ Receptors

Ganaxolone is a neuroactive steroid that **targets binding sites on $GABA_A$ receptors** that are distinct from the benzodiazepine site and other GABAergic molecules.[1-3]


GANAXOLONE
O
H
H
H
HO
H

Ganaxolone modulates both synaptic and extrasynaptic $GABA_A$ receptors to increase inhibitory tone[1-5]

- **Potentiates dual inhibitory signaling, transient (phasic) and continuous (tonic)**[1,3]


Presynaptic terminal
GABA
BDZ site
GABA sites
GNX sites
GABA sites
GNX sites
Synaptic GABAA receptors
Extrasynaptic GABAA receptor
Postsynaptic terminal

BZD, benzodiazepine; GNX, ganaxolone

1. Reddy DS and Woodward R. *Drugs Fut.* 2004;29(3):227-242. 2. Reddy DS, Estes WA. *Trends Pharmacol Sci.* 2016;37(7):543-561. 3. Carver CM, Reddy DS. *Psychopharmacology (Berl).* 2013;230(2):151-188. 4. Reddy DS. *Front Cell Neurosci.* 2013;7:115. 5. Reddy DS, Rogawski MA. Jasper's Basic Mechanisms of the Epilepsies [Internet]. 4th edition; 6. Paul SM, Purdy RH. *Neuroactive steroids*, Faseb J 1992; 6(6):2311-22.

MARINUS

©2024 Marinus Pharmaceuticals. All Rights Reserved
3

ZTALMY® Clinical and Commercial Overview Not for promotional use

©2024 Marinus Pharmaceuticals. All Rights Reserved I ZTALMY® Has the Potential to Significantly Advance Epilepsy Treatment 5 Differentiated MOA addresses unmet need Well-characterized safety profile FDA-approved in CDD Established commercial infrastructure supports continued expansion and adoption Significant commercial opportunity CDD: CDKL5 deficiency disorder; MOA: mechanism of action

©2024 Marinus Pharmaceuticals. All Rights Reserved I 6 Ganaxolone Placebo 0 10 20 30 40 Median Percent Reduction 28-day Frequency of Major Motor Seizures 30.7% 6.9% *Wilcoxon Rank-Sum Test **Hodges-Lehman Estimate of Median Dif erence Patients taking ganaxolone experienced a significant reduction in seizure frequency Ganaxolone reduced the frequency of monthly major motor seizures by a median of 30.7% compared with 6.9% for placebo (p=0.0036)* Δ = 27.1% (47.9 - 9.6)** Phase 3 CDD Marigold Trial and Open Label Extension Data Not for promotional use Patients who remained in the clinical trial at 2 years experienced sustained reduction in MMSF1 ► Following the pivotal trial, 88 out of 101 patients entered an open-label extension study to evaluate the ongoing safety and efficacy of ZTALMY.1 ► The primary objective of the OLE was to collect additional safety and tolerability data. Safety findings were consistent with the double-blind phase; no new safety findings had emerged at the time of analysis. 1,2 ► Additional efficacy assessments were also performed. Open-label design and small sample size preclude conclusions about efficacy. Reduction in monthly major motor seizure frequency through 2 years of the OLE*** Patients achieved average seizure reductions of approximately 50% at two years of treatment ***Data as of June 30, 2022 1. Data on file. Marinus Pharmaceuticals, Inc. 2. Specchio N, Amin S, Hulihan J, et al. Extended duration safety and efficacy of ganaxolone for the treatment of CDKL5 deficiency disorder: preliminary open-label extension analysis (Marigold Study). American Epilepsy Society. Dec 4-8, 2020. Virtual conference. Safety Summary ► The most frequent adverse events (AEs) reported by both groups (ganaxolone vs placebo) during the double-blind were somnolence (36% vs 16%), pyrexia (18% vs 8%), and upper respiratory tract infection (10% vs 6%). ► Serious treatment-emergent AEs (TEAEs) were reported in 12% and 10% of ganaxolone-and placebo-treated patients, respectively, during the DB phase. Marigold data published in The Lancet Neurology OLE data published in Epilepsia First international CDKL5 guidelines published in Frontiers in Neurology

©2024 Marinus Pharmaceuticals. All Rights Reserved I ZTALMY® Performance Metrics and Growth Drivers 7 Net product revenue of $8.5M for the third quarter of 2024 56% growth from Q3 2023 Continued strong new patient enrollments Continued growth of new prescribers driving demand Achieved profitability on the ZTALMY commercial investment in Q1 2024, ahead of original target Favorable reimbursement dynamics across all payers, including both commercial and government programs Not for promotional use Full year 2024 expected net product revenue: $33M-$34M Growth Opportunities: • >1,000 CDD patients identified through third-party data sources • Potential indication expansion • Ex-U.S. launches

©2024 Marinus Pharmaceuticals. All Rights Reserved I A Comprehensive Commercial Strategy to Grow the ZTALMY® Brand 8 Patient identification Activate the caregiver community Focused education to HCPs to establish ZTALMY as the standard of care for CDD seizure management Continuously enhance the patient experience • Elevate by educating HCPs on the importance of determining the genetic etiology of patients with refractory epilepsy syndromes • Increased investment in third party data expected to allow targeting of approximately 2x more CDD patients • Inspire through newly added “Shining Moments ” educational programing delivered directly to the caregiver community focused on ZTALMY and the CDD community • Promotional education targeted to HCPs with a high propensity of having CDD patients and prescribing ZTALMY • Data driven analytics and HCP segmentation strategies to deliver the right message, to the right HCP, at the right time • Refine the ZTALMYOne patient support program to meet the evolving needs of the CDD community Drive best in class practices, establish Marinus as a leader in refractory epilepsy, and build capabilities for future launches Not for promotional use

©2024 Marinus Pharmaceuticals. All Rights Reserved I Driving Global Access of ZTALMY® (ganaxolone) 9 Europe: Collaboration agreement with Orion Corporation for ganaxolone • Development, commercial and sales milestones1 ; tiered royalties in the low double-digits up to the high teens (oral suspension) and low 20s (IV) • Marinus is eligible to receive a €10 million payment on achievement of certain CDD launch milestones China: Collaboration agreement with Tenacia Biotechnology for ganaxolone • Development, commercial and sales milestones2 ; tiered double-digit royalties MENA: Distribution agreement with Biologix Fzco for ganaxolone • Revenue sharing arrangement with regulatory milestones Marinus Access Program: Expands global access to ZTALMY in non-partnered markets for appropriate patients with seizures associated with CDD • Revenue began in Q3 2024 through distribution agreement with Uniphar Group 1Subject to achievement of certain clinical and commercial launch milestones and annualized sales thresholds for the oral and IV products 2Subject to achievement of regulatory approvals for CDD

Phase 3 TrustTSC Topline Trial Results

©2024 Marinus Pharmaceuticals. All Rights Reserved I Phase 3 Trial Overview 11 ► Enrolled 129 patients across sites in the U.S., Western Europe, Canada, Israel, Australia and China ► Primary Endpoint: Percent change in 28-day TSC-associated seizure frequency during 16-week treatment period compared to baseline ► Key Secondary Endpoints: Percent change in TSC-associated seizure frequency during 12-week maintenance period, 50% responder rate, and clinical global impression Ganaxolone Placebo Baseline (4 weeks) Titration (28 days) Maintenance (12 weeks) Eligible Patients with TSC R 1:1 Primary Endpoint Analysis Open-label Ganaxolone Double-blind Phase

©2024 Marinus Pharmaceuticals. All Rights Reserved I TrustTSC Topline Results 12 Primary Endpoint Responder curve*: Ganaxolone was generally well-tolerated with a safety profile consistent with previous clinical trials. The most frequent adverse event was somnolence: 28.1% for ganaxolone compared with 16.9% for placebo. Individual patient outcomes: *Nominal p-values

Second Generation Product Development

©2024 Marinus Pharmaceuticals. All Rights Reserved I Second Generation Ganaxolone - Prodrug 14 Goals Target Oral Pharmacokinetic Profile Increase efficacy Consistent delivery to achieve target plasma concentration Improve tolerability Optimize PK profile to reduce Cmax-related adverse effects Reduce dosing frequency More sustained exposure to allow once- or twice-daily dosing Lower cost of goods Better absorption to reduce API requirements per dose Enhance IP protection Improve formulation characteristics to provide opportunity for new IP AUC Cmax Tmax MEC MTC Current profile Target profile Increase the proportion of time the plasma level exceeds a minimally effective concentration (MEC) Avoid a significant increase in peak level (Cmax) that would exceed the maximum tolerated concentration (MTC) • Prodrug candidate identified • IND-enabling work estimated to take 12-15 months to complete • IP filed in 2022

©2024 Marinus Pharmaceuticals. All Rights Reserved I Average Ganaxolone Levels Correlate with Seizure Reduction 15 • Logarithms of plasma ganaxolone level and percentage change in major motor seizure frequency were negatively correlated • Patients in the Medium and High ganaxolone level groups had an average ganaxolone concentration of 120 ng/mL and a median 38.5% reduction in seizure frequency • Incidence of CNS-related adverse events was similar across ganaxolone dose level groups Loge percentage change in major motor seizure frequency was calculated as loge (percentage change + 100) 3.0 3.5 4.0 4.5 5.0 5.5 6.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 Loge GNX Level (ng/mL) Loge Percent Change Major Motor Seizure Frequency Equivalent % Change in Major Motor Seizure Frequency r = -0.512 p = 0.001 *Pearson correlation * 145 48.4 -10.0 -45.4 -66.9 -79.9 -87.8 Equivalent GNX Level (ng/mL) 20.1 33.1 54.6 90.0 148 245 403 Low (40 ng/m L*) Medium (70 ng/m L*) High (170 ng/m L*) -100 -75 -50 -25 0 25 50 75 100 Percent Change in Major Motor Seizure Frequency **p = 0.01 *m ean GNX level w it h in Grou p **Kru skal-W allis Test n =13 n =13 n =12 Goal of reformulation is to drive consistent plasma ganaxolone levels to the mid- and upper-end of the target range

©2024 Marinus Pharmaceuticals. All Rights Reserved I Ganaxolone Prodrug Program Overview 16 0 2 4 6 8 0 50 100 150 200 Time (hr) ng/ml PO GNX Formed FC-13138 0-8 hrs 0 10 20 30 40 0 50 100 150 200 250 Time (hr) ng/ml PO GNX Formed FC-13138 0-48 hrs ► Ganaxolone prodrug IND readiness requires 12-15 month investment; near-term investment in analytical chemistry development work ► Prodrug compound readily converts to ganaxolone in vivo in dog following single oral administration (figures on right) ► Preferred synthesis route ready for non-GMP tox scale-up ► Salt screening nearly complete and shows ideal profile at low pH for improved solubility for oral administration ► Early PK work supports QD or BID dosing and the ability to achieve higher steady state serum concentrations.

Phase 3 RAISE Topline Trial Results

Status Epilepticus Overview

Status Epilepticus = Condition resulting from either the failure of the mechanisms responsible for seizure termination or from the initiation of mechanisms which lead to:

- *abnormally prolonged seizures (after time point t_1)*
- *can have long-term consequences (after time point t_2)*

Incidence of SE in the United States:

~150,000

SE episodes
per year[1]

Associated with significant morbidity:

- **Disabling cognitive deficits[2]**
- **Increased risk for development of epilepsy[2]**

Increased mortality associated with:

- **Underlying SE etiology[3]**
- **More refractory SE[4]**
- **Therapeutic coma exposure[3]**
- **Increased age[3]**

Significant healthcare utilization:

- **Substantial direct healthcare cost[5] especially as SE progresses[6]**

MARINUS

1. DeLorenzo RJ *et al* 1995 J Clin Neurophysiol 2. Naylor DE. Epilepsia Open. 2023
3. Rossetti AO, et al. J Neurol Neurosurg Psychiatry. 2006 4. Jayalakshmi S, et al. Seizure. 2015
5. Penberthy LT, et al. Seizure. 2005 6. Guterman EL, et al. JAMA Neurol 2021

©2024 Marinus Pharmaceuticals. All Rights Reserved | 18

©2024 Marinus Pharmaceuticals. All Rights Reserved I RAISE: Phase 3 Trial in Refractory Status Epilepticus 19 STUDY POPULATION INTERVENTION CO-PRIMARY ENDPOINTS KEY SECONDARY ENDPOINTS Onset of Action: Proportion of patients with SE cessation within 30 minutes Durability of Effect: Proportion of patients with no progression to IV anesthesia for 36 hours Onset of Action: Time to SE cessation Durability of Effect: No progression to IV anesthesia for 72 hours Status epilepticus patients aged ≥12 years who have failed 2 or more antiseizure treatments for the acute treatment of SE* Background Standard of Care + IV Ganaxolone 1:1 randomization Background Standard of Care + Placebo DOSING REGIMEN

RAISE Topline Results: Baseline Patient Characteristics

Baseline Characteristics*	Placebo (n = 49)	IV Ganaxolone (n = 51)
Age (years), median (range)	59 (15 – 90)	60 (16 – 88)
Male sex, no. (%)	30 (61.2)	30 (58.8)
Mechanical ventilation prior to IP initiation, no. (%)[A]	18 (38.3)	21 (42.9)
Baseline STESS score, median (IQR)	3 (1, 4)	3 (2, 5)
Score 0-2, no. % (Favorable)	22 (44.9)	14 (27.5)
Score 3-6, no. % (Unfavorable)	25 (51.0)	34 (66.7)
Unknown	2 (4.1)	3 (5.8)
Number of failed ASMs, mean (SD)	3.1 (1.3)	3.4 (1.7)
Seizure burden (%), mean (SD)	30 (30)	37 (32)
Duration of status epilepticus (hr), mean (SD)	32.8 (35.6)	42.4 (58.5)

Baseline Characteristics* Continued	Placebo (n = 49)	IV Ganaxolone (n = 51)
Status epilepticus subtype – %		
With prominent motor symptoms	11 (22.4)	15 (29.4)
Without prominent motor symptoms	38 (77.6)	35 (68.6)
Primary etiology of status epilepticus		
Exacerbation of underlying epilepsy	21 (42.9)	15 (29.4)
ICH or IVH	5 (10.2)	4 (7.8)
Head trauma	5 (10.2)	3 (5.9)
Ischemic stroke	3 (6.1)	4 (7.8)
Cerebral tumor	3 (6.1)	12 (23.5)
CNS infection	1 (2.0)	4 (7.8)
Inflammation/autoimmune disease	0 (0)	2 (3.9)
Other	3 (6.1)	4 (7.8)
Unknown	8 (16.3)	3 (5.9)

Demographic data indicate imbalance in several baseline characteristics

MARINUS

*Safety population (unless otherwise noted)
[A]ITT population

©2024 Marinus Pharmaceuticals. All Rights Reserved I 20

©2024 Marinus Pharmaceuticals. All Rights Reserved I RAISE Topline Results: Co-Primary Endpoints 21 Proportion of patients with no progression to IV anesthesia for 36 hours Proportion of patients with SE cessation within 30 minutes without medications for the acute treatment of SE IV Ganaxolone (n = 49) Placebo (n = 47) 0 20 40 60 80 100 13 80 Percent of Patients p<0.0001 IV Ganaxolone (n = 49) Placebo (n = 47) 0 20 40 60 80 100 51 63 Percent of Patients p=0.1619 The incidence of serious adverse events was similar between the treatment and placebo arms (n=19 for IV ganaxolone, n=18 for placebo), with hypotension being more commonly seen in the IV ganaxolone arm. Median time to SE Cessation*: IV ganaxolone: 4.2 minutes Placebo: 307.2 minutes nominal p<0.0001 *Time to SE cessation after study drug administration on top of background standard of care, investigators could choose to escalate background standard of care treatment at any point to manage patient care.

©2024 Marinus Pharmaceuticals. All Rights Reserved I RAISE Topline Results: EEG Secondary Endpoint 22 Median percent reduction in EEG seizure burden - hours 1-36* Ganaxolone (N=43) Placebo (N=39) EEG seizure burden is a potential measure of durability of effect *Data reported is the pre-anesthesia seizure burden, with EEG seizure burden after the initiation of IV anesthesia imputed as the mean hourly seizure burden from the start of the study drug up to the hour prior to IV anesthesia 93% 36% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% p=0.003** **Nominal p-value

Financial Update

Financial Overview

2024 Full Year Guidance

	Guidance Full Year 2024
ZTALMY Net Revenue	$33 - $34 million
SG&A & R&D[1]	$135 - $138 million
SBC[2]	~$20 million

Financial Summary (at Sept. 30, 2024):

- $42.2 million in cash and cash equivalents
- Cash runway into Q2 2025
- 55.2 million shares outstanding; 67.9 million shares outstanding on a fully dilutive basis[3]
- $56.2 million of outstanding debt, matures May 2026

[1] Reflects combined SG&A and R&D expenses.
[2] Non-cash Stock-Based Compensation (SBC) expense, included in note (1).
3 Fully dilutive total includes impact of pre-funded warrants and outstanding stock options and RSU's

Nasdaq: MRNS

Analyst Coverage*:

Cantor Fitzgerald: Charles C. Duncan, Ph.D.
EF Hutton: Jason Kolbert
H.C. Wainwright & Co: Douglas Tsao
Jefferies: Andrew Tsai
JMP Securities: Jason N. Butler, Ph.D.
Leerink Partners: Marc Goodman
RBC: Brian Abrahams, M.D.
RW Baird: Brian Skorney
T.D. Cowen: Joseph Thome, Ph.D.
Truist: Joon Lee, M.D., Ph.D.

*Note: Opinions, estimates, and forecasts of the individual analysts regarding Marinus do not represent opinions, estimates, and forecasts of Marinus. The listing above does not imply endorsement or concurrent with their information, conclusions, or recommendations.

MARINUS

©2024 Marinus Pharmaceuticals. All Rights Reserved I 24

Intellectual Property

©2024 Marinus Pharmaceuticals. All Rights Reserved I Multiple Layers Of Potential Protection 26 Orphan drug designations for CDD and PCDH19 provide 7 and 10 years regulatory exclusivity in U.S. and EU, respectively. Orphan drug designation for SE provides 7 years regulatory exclusivity in U.S. U.S. Patents/ Patent Applications Expiration Date CDKL5 Deficiency Disorder Method of Use Patent granted (licensed) for method of treating CDKL5 deficiency disorder 2037 Application pending on dosing regimen 2038/2041/2042 Formulation Patents granted (oral suspension) 2031 (if PTE granted) Epilepsy Method of Use Patent granted on oral titration regimen 2042 Applications pending on oral titration regimens 2042 Formulation Patents granted (oral suspension) 2031 (if PTE granted) Second Generation Ganaxolone Prodrug Application pending on ganaxolone prodrug 2042/2043 Status Epilepticus Method of Use Patent granted on clinical regimen 2040 Patent granted on clinical regimen using broader ganaxolone dosing 2040 Applications pending on dosing regimens for SRSE and ESE 2041/2042 Formulation Licensed Captisol® patents Through 2033 Applications pending on IV formulation 2036